Exhibit 99.1

137527472578

The Coretec Group (Shareholder Call)

March 14, 2024

C: Matthew Kappers; The Coretec Group; CEO

C: Matthew Hoffman; The Coretec Group; COO and CFO

C: Seonkee Kim; Coreoptics, LLC; CEO

+++ presentation

Operator^ Good day and thank you for standing by. Welcome to the Coretec Group shareholder call. At this time, all participants are in a listen-only mode. Please be advised that today's conference is being recorded.

I would now like to hand the conference over to your speaker today, Matt Kappers.

Matthew Kappers^ Good morning, thank you for your patience everyone for this delay. We had some technical difficulties getting everyone online. And welcome to the Coretec Group's investor presentation. I'm Matt Kappers, the Chief Executive Officer of the Coretec Group. With me are Matt Hoffman, our Chief Operating Officer and Chief Financial Officer. And joining us from Seoul, Korea is Dr. Kim, who is the CEO of Coreoptics.

Before we get started on today's webcast, we want to thank you for your patience, for the delay in this shareholder call. We wanted to wait for this call until after we signed the share exchange agreement with Coreoptics.

Since December of last year, we've been working on the share exchange agreement and anticipated it being signed early in January. Hence, we initially scheduled this call for January. Unfortunately, it took longer than we expected. This is such a big announcement that we decided to wait until the agreement was executed so we could publicly announce it.

And for today's agenda, we have a lot of great news to cover today. First, we'll start off with some introductions. Then I will give an overview of the transaction and where we stand with the transaction. Dr. Kim will give us an overview of the Coreoptics operations. And then both Dr. Kim and I will discuss some of the company synergies between Coreoptics and the Coretec Group. And then we'll discuss the management and board of directors. And then Mr. Hoffman will give us an update on Endurion.

So first, let me give a brief bio of Dr. Kim. He is the CEO of Coreoptics, where he is driving growth in the automotive market. He's been leading Coreoptics from the beginning. Dr. Kim began his career at Korea Electric Power Technology Company, delving into research. His journey then transitioned into a major securities firm where he contributed to international investment endeavors. Beyond his finance-centric roles, he also chaired an investment firm guiding strategic investment decisions in the technology sector.

His role has expanded from beyond a mere investment role. He took the helm as CEO of several companies, spanning sectors like batteries, software, and camera modules. Currently, he's at the forefront of establishing a battery gigafactory in the United States, dedicating his efforts to pioneering energy solutions.

He studied at Seoul National University, where he earned a Master's Degree in Economics and also earned a PhD in Finance from NYU Stern School of Business.

To begin our presentation today, I think it's important that you understand a little bit about the Coreoptics business. I'll give you a short description of the primary business.

Coreoptics manufactures machinery that tests compact camera modules. We also refer to it as CCM. So in this presentation, you may hear the word -- hear the acronym CCM. These modules are used in a variety of applications, such as automotive, eVTOLs, drones, and consumer electronics.

For example, the cameras on your car are compact camera modules. The typical EV has as many as 12 CCMs. Before these camera modules can be installed, each camera module needs to be tested. The Coreoptics equipment, in conjunction with its proprietary software, performs this function. Later in his presentation, Dr. Kim will give us a more in-depth description of the Coreoptics products and business.

Now, a little background on the transaction and where we are. Last year, Coreoptics was formed for the purpose of acquiring the CCM testing product, the CCM product line. Coreoptics acquired the tangible assets as well as the transfer of intellectual property rights. Last August, I personally met with the Coreoptics folks, and we immediately saw a great connection between the two companies.

Coreoptics customers include some of the major automotive companies. These are the same companies that we are talking with regarding our Endurion battery. Further, their expertise in photonics will certainly help our CSpace technology.

As our discussions grew, we entered into a non-disclosure agreement and shared confidential information. Then, in late December, we started drafting a share exchange agreement, which was recently executed on March 1st. The agreement is structured whereby we give the members of Coreoptics LLC, a Virginia LLC, shares in the Coretec Group. In return, the members give the Coretec Group 100% ownership of the Coreoptics LLC. The ending result is that the Coretec Group owns all of Coreoptics LLC and its subsidiaries, which include the Korean operations. The Coretec Group will be the parent company and will continue to be traded on the OTCQB exchange under the ticker symbol CRTG.

Over the past months, we've conducted due diligence, which included a quality of earnings report that validated the information provided by Coreoptics. In addition, our intellectual property council reviewed the extensive Coreoptics patent portfolio. This process included retaining local counsel in Korea. Throughout the due diligence process, we continue to find avenues in which we can help grow each other's company. Further, we have nothing but praise for the Coreoptics management team. They have and continue to be put to react to our due diligence requests, and they consistently deliver more than we ask for.

A couple of weeks ago, we had a Zoom in which they shared a screen with us. We dug into their ERP system and reviewed pending purchase orders, work in process, accounts receivable, and other accounts. It was very clear that they run a tight operation with a strong ERP system support.

At this point, we have a few open due diligence items, and once those are completed, we'll move towards closing. In addition to due diligence, we are working on transition items so the integration between the two companies will be seamless. When the transaction is closed, we will make the necessary SEC filings as well as public announcements.

Next, Dr. Kim will give an overview of the Coreoptics business as well as the market it serves. Dr. Kim, we'll turn it over to you. Please give us an overview of Coreoptics.

Seonkee Kim^ Okay. Thank you for joining us today, and I appreciate this opportunity to introduce our company.

So you can see my slide, I guess. The overview is we have built a strong track record of successfully delivering a camera-related project for global customers. Our working experience with diverse clients honors our capabilities and position as a trusted partner in the industry. I will show some of our strengths and takeaways.

Established in 2002, Coreoptics has produced over 8,600 precision machines, successfully completing numerous projects alongside a variety of global partners as provider of camera test solutions. The company's core technology has given rise to lineup of inspection equipment known for its remarkable accuracy and precision, including grabber kits, test algorithms, LiDAR cameras, and VR/AR cameras, and automotive cameras secured by a robust portfolio of 90 patents.

Strictly focusing on burgeoning automotive sector, Coreoptics has dedicated its resources to this rapidly evolving market, forming alliances with non-global manufacturers. Moreover, Coreoptics has made a significant stride into versioning volume of battery testing equipment, expanding its technology expertise. It will give our -- the work together with Coretec Group.

And I'll give you some market outlooks. The global automotive camera market is expected to expand from $8.8 billion in 2023 to $18 billion by 2030, with a compound annual growth rate of 10.9% between 2021 to 2030.

And I'll show who we are. We -- historically, the mobile phone industry was main contributor to our revenue. However, we are currently pivoting from smartphone-centric operations to automotive sector, which is experiencing a rapid growth and overtaking the mobile industry demand. This intentional redirection toward the automotive field diversifies our income source and aligns with increasing market demand for advanced driver assistance systems, means ADAS, autonomous driving technology and onboard camera systems.

So now our revenue comes from -- 78% of our revenue comes from automated business. And mobile business is reduced to 7%. And also we do TOF business. And we -- as our product line, we include Apple, Samsung, LG, SK Hynix, and Meta, Texas Instruments, Sony, and Hyundai Motors, and Ford, and Kia Motors, which includes a lot of the automobile industry.

Our business comes from especially in three parts. We, especially in three principal business segments within industry. Firstly, our automotive camera tester solutions. Our system guarantees the reliability and quality of automotive cameras adhering to rigorous standard.

Secondly, 3D depth camera calibration and validation. We are bringing our know-how to the precise calibration and validation of 3D cameras, ensuring the accurate performance with state-of-the-art techniques and tools.

Thirdly, testing solution for mobile device cameras. Our range includes test for front to rear-facing cameras, as well as fingerprint and [iris] recognition cameras, enhancing their performance, image quality, and functional accuracy.

In the automotive camera area, camera industry, we provide complete support starting with optical camera alignment system during initial stage of projection and concluding with calibration and final image quality testing at the end of manufacturing line.

Since 2013, our company has been pioneer in delivering test solutions for TOF depth cameras. Our involvement starts with person with leading company in the sector to whom we offer our specialized expertise and solutions for cutting edge technology. With the growing use of TOF cameras in smartphones, we are privileged to be chosen as exclusive provider of TOF cameras, best production equipment to industry suppliers.

Next slide.

Within the sector, we express the established leading suppliers, dispatching thousands of camera test machines to customers in China, Vietnam, and North America, adding various space of mobile phone production.

Our suite of products includes front line production machines equipped with active alignment technology to guarantee precision in camera placement during assembly. Furthermore, we supply final device image quality testers, which are essential for definitive evaluation camera functionality and image clarity prior to market release.

We have, at Coreoptics, our layer of unique in-house technology underpins our distinguished position in the technology sector. Our dedicated team, especially in engineering our testing machines, [future-proof] for ensuring mechanical precision and consistent repeatability, both vital for delivering accurate test results.

The alliance [sector] of Coreoptics is tasked with advancing global onboard system, integrated for enabling efficient communication between our testing devices and the variety of camera modules, thus meeting diverse needs of those -- these modules.

In Asia, our software division is charged with the [testing] operational functionality of our testers. These teams’ responsibilities include developing intuitive user interfaces between fluid optimization and formulating refractor testing methods that contribute to the efficacy of our testing services.

Our specialists continuously innovate and improve advanced image processing algorithms, crucial for detailed analysis and determination of image quality parameters. Leveraging these proprietary technologies and our specialty knowledge, Coreoptics retains leading us in the compact tech landscape.

Especially, we have -- I can show you, a competitive technology for TOF, and automotive, and VR/AR.

For TOF -- next slide. For TOF camera, we have worked with Sony and other sensor vendors to bring our first mass production TOF camera calibration. Our team has played key role in assessing performance for leading TOF camera calibration model for industrial applications that demand multiple instances of VCSEL, which means vertical-cavity surface-emitting laser, VCSEL drivers, and broad range of working distance.

For automotive side, cameras in automotive show with large field of view. These are very wide on these wide fields. And we sense the limitation in supporting the sharpness test. Our camera site is larger than what we could cover in the machines. We came up with our own optical solution that can be utilized for image sharpness simulation. Our product are designed to meet existing safety standards, such as those required for vision system used ADAS cameras.

And also, our VR and our device eye tracking system. There are tiny cameras used to track the pupil of the eyes and setup of the LED to search out to human eyes in order to provide minimum illumination that eye tracking cameras could use in sensing pupils. This eye tracking system has to comply with eye safety standards.

We have collaborated top developers to develop a radiometric test system. I will show you our innovation in the automotive camera Core technology.

In the automotive industry, cameras come with wide field of view. Most of the mobile phone is 180 degrees, but the automotive industry needs the 240 degrees of wide angle. It is not easy to calibrate. We made the special product for that. It should be our next money generator.

So, it is both challenge for us in testing sharpness due to extensive camera coverage, 16-hour machines capabilities. To address this, we innovated the optical solution tailor-made for our testing image sharpness. Our products are crafted to comply with prevailing safety standards, including those about the vision system in the ADAS camera.

I can show -- because it is not -- it’s moving the presentation, but it is not. So, we innovated on the wide angle. It is not easy because the infinity is not easy. So, we started with the CCM test solution provider.

So, Coreoptics have been the forefront of introducing, supplying camera test solution to the industry over 20 years. After that, we became test and calibration house. Coreoptics have been nominated by Sony to be their authorized calibration house. And then also based on experience on [accumulating] industry, Coreoptics aim to show itself as reputable test lab for sensing modules.

Because we -- for example, we are working with the SK Hynix. They are making sensors, but they do not have any technology for that. So, we are working with them. We did that for more than two years. And we finalized a module validation lab. Our module validation lab do the role for them for large granular [cooperation].

After that, Coreoptics will continue its effort to build trust with customers and try to become a total solution provider. That is our goal and we are going forward to that field. Thank you for our brief -- for interest of our business. Thanks for listening to us.

Matthew Kappers^ Thank you, Dr. Kim. That is a great presentation. I encourage everyone to go to the Coreoptics website, which is coreoptics.us, to learn a little bit more about that. And Dr. Kim certainly gave us a mouthful of information. And a couple of days after this presentation, we will be filing an 8-K as well as a transcript of this call. So, it might be helpful to read that transcript.

Next, let's talk a little bit about the synergies. As Dr. Kim mentioned, the Coreoptics focus is on the automotive market. They have relationships that could definitely benefit Endurion, likewise, we have relationships that could help broke the Coreoptics automotive presence. In addition, as Dr. Kim mentioned, they also work with some of the consumer electronics that could, companies like you mentioned, like Sony, that can certainly benefit from our battery technology. We plan on leveraging each other's relationships to help grow the Coretec Group as a whole.

Another market that uses compact camera modules, as well as lithium-ion batteries, is the eVTOL and drone industry. eVTOLs have a unique energy storage requirements. Our Endurion test results show that our silicon anode could enhance battery performance for eVTOL applications. We'll certainly go after this market in conjunction with Coreoptics.

Further, both Coreoptics and C-Space are in the photonics industry. As Dr. Kim mentioned, Coreoptics has a research and development group that continuously works on improving its product offerings. Our plan is to utilize that group to further the development of C-Space. This portion of the photonics industry is highly specialized. And having access to these resources will certainly advance C-Space.

Another overlap is Dr. Kim's experience in battery and battery manufacturing. And Dr. Kim mentioned that the same technology that is used for manufacturing these test equipment for cameras can also be applied for battery testing equipment. Dr. Kim, if you would, please explain a little bit about the battery testing equipment that Coreoptics is working on.

Seonkee Kim^ Okay. So because of the many of our Korean companies enter into battery business, because during the [Inter-Battery] conference in Korea, 800 of the companies have their booths, and 1,800 booths were open. And most of them is, [all] of them is for testing -- making, testing equipment for like display and everything.

So Coreoptics, the testing equipment is used for battery testing equipment. And battery testing equipment market is very large, because some battery market is very large market for the future. So we are working with many Korean battery makers to facilitate their testing equipment. So we are making the battery testing equipment, because there are a lot of testing equipment, but some of them is used, some kind of optical thing. So Coreoptics is very good at it.

So we are only one-of-the-kind company for that. So we are just retested battery testing equipment, and we provide the battery testing equipment for purchase soon.

Matthew Kappers^ Dr. Kim, would you also tell the group a little bit about the Korean battery, the cathode, how the Korean battery materials manufacturers concentrate primarily on cathodes and how they're seeking new anode development?

Seonkee Kim^ Okay. So because of the photoreal [engine] battery side, they have very high-degree, they're high-lithium, high-nickel batteries made in Korea. It's because for the cathode flight, it is not easy to improve anode density. But so many, like POSCO, is focused on anode. But so for anode size, the silicon is good, because some of the Korean company use some silicon, like 5% or 10%. So most of them use some kind of pitch [call] method to use on the silicon.

But the indolium has some of the liquid silicon. Material is very unique. So I want to introduce Korean anode maker and work with them, because I have close relationship with them. So it will help indolium make their expertise, their products, and mass production in Korea and in USA. So I can help that part as well.

Matthew Kappers^ That's fantastic. Thank you, Dr. Kim. And everyone, it's pretty clear that Dr. Kim, he certainly knows the Coreoptics business, but he has a deep, deep, deep and broad experience in the energy storage area.

Another intangible that cannot be underestimated is corporate culture. Over the past seven months, we've been in constant communication with each other by text, calls, and Zooms. Sure, we talk business and get the work done, but we also have developed a friendly relationship. We crack jokes, talk about families, and generally enjoy each other's company. With operations in the U.S. and Korea, corporate culture could be a problem. With our group, it's quite the contrary. We are and continue to work well together and have fun along the way.

That's a good segue to talk a little bit about the management team and the board of directors. As part of this transaction, I will be stepping down from the CEO position, and Dr. Kim will take over. He's the perfect person to take over the leadership of the post-closing Coretec Group. He certainly knows the Coreoptics business, and with his extensive battery experience and contacts, he will help accelerate the commercialization of Endurion. The rest of the Coretec management team will remain in their positions, and I will take an advisory role with the company.

Regarding the board of directors, Matt Hoffman will take over my seat on the board, and the other current board members will be resigning at closing. Dr. Kim has assembled a board of directors that will greatly benefit the company because of their respective industry, expertise, and relationships.

Dr. Kim, if you would, please give us a quick overview of the new board members.

Seonkee Kim^ Okay, so because most of them are not only Optics, they are, like Mihn Le, he works on the -- his work for Accenture and (inaudible) for Accenture, and he is consulting business, and he knows well about the technology business. So we can help from him.

Also, next person, Birge Watkins -- next page, please -- Birge Watkins. Because he is a very strong background, like a government and non-private organization and businesses, so he has good relationship with the American government. And he is Chair of Advisory Board of ZaiCell, Inc. ZaiCell is the first company to produce electric battery in USA. And they are planning to make a 50 gigawatt plant, and he is helping me to have some government relations and everything. He has a very strong relationship with the government and private sector.

And also, David Lee, he is a marketing person. He did a lot of the experience in this field, and he made a lot of the marketing retail operations across the multiple states. So he will help us to be the Coretec Group, where the mass production, the marketing, the enhanced marketing capability.

And next person on the board is Roberto Kim. He used to be like IPOs and M&As, and he facilitated a lot of the transactions in various industries. During the course of this merger, he did a lot of work for this deal. So he is a specialist in financial strategies, and he did a lot of work for this deal. So he knows well about this deal, and he knows well about Coreoptics and he understands well with The Coretec Group. That's why we invite him to be our director.

Matthew Kappers^ That's great. Thank you, Dr. Kim. And as you can see, it's a diverse board. Each have their own unique expertise from marketing to government relations that will certainly help propel the Coretec Group as a whole moving forward.

Next, we don't want to forget about Endurion. Endurion has made some great progress. And next, Mr. Hoffman, Matt Hoffman will give us an update on Endurion.

Matthew Hoffman^ Thanks, Matt.

So, I'll be giving you a brief update on our silicon anode battery material called Endurion. We're going to cover the 2023 achievements, battery performance, intellectual property, our partnerships, and priorities for the balance of the 2024 year.

Before I discuss our achievements for 2023, I'd just like to provide a reminder of the Endurion Value Proposition. Utilizing silicon in an anode has the potential to increase battery capacity by 10 times that of graphite used today in most lithium ion batteries. Our expertise in engineering silicon led us to create an artificial solid electrolyte interphase layer, or SEI, that enables the transfer of lithium as the battery charges and discharges. The Endurion SEI layer remains intact and protects against expansion and pulverization that is commonly observed in other silicon anode attempts. Commercially, our team is solely focused on creating the Endurion anode material that can be a drop-in anode for batteries that are being produced now and in the future.

The 2023 year for the Coretec Group was really remarkable, and I'm extremely proud of our scientific team and the rapid development that they have achieved.

The year started out with a successful proof of concept that enabled us to file our provisional patent on our SEI strategy. We then transitioned to converting our laboratory to battery manufacturing and testing facility while staffing up and making battery data management a priority for strong scientific decision-making.

Our scientific progress covered a few specific areas that are at the heart of Endurion, which is the synthesis of materials. As we explored various coatings and attributes of silicon particles, we were able to screen and down-select a number of materials utilizing half-cell battery formations. Working with half-cell batteries is the starting point for all battery innovation and enables you to isolate the electrodes, in our case the anode, and perform specific analysis on the materials that we felt strongly about.

Our half-cell work produced a number of viable candidates to transition to full coin cell batteries, which represent a more realistic commercial environment and data sets that are expected in the industry. Our full-cell batteries have been fabricated utilizing two of the most widely adopted cathode materials, both LFP and NMC. Strong data results from Endurion and our focused to be a drop-in anode material, which combined with known cathode materials will make Endurion commercially successful as we go forward.

Today, we have full coin cell batteries with strong stability and over 500 cycles. The cycle life of Endurion at this stage is truly impressive and creates a clear path to applications in advancing our partnerships.

Our ability to take Endurion from initial concept to over 500 cycles of a full-cell battery has more than solidified our data and supporting information to file our full patent on or before May 1st of this year. Our research and engineering has produced suitable variations of Endurion for broad coverage of this invention and clear market applications as further support to the patent office for review.

This work has also led to new innovations, specifically new IP in the form of an advanced coding methodology that will be utilized for Endurion and has the ability to be used in other battery materials and non-battery applications. We specifically wanted to call out this patent filing as it will be the primary asset that is underlying future licensing of this technology and value to the company as we go forward.

I want to briefly touch on the partnerships.

So as we progress the Endurion technology, we've kept close contact with our partners in the military, EV, and aerospace markets. We have relationships that are covered under non-disclosure agreements, and as we move forward in 2024, we will be negotiating joint development agreements and looking to deliver Endurion material for evaluation. We've had a number of partners that have made this request and are excited about our recent developments.

In addition, the merger with Coreoptics opens up additional possibilities and relationships as we look to leverage their deep customer base in Dr. Kim's knowledge of the market and our technology. Creating the right partner relationship is critical to long-term success for Endurion as we focus our technology efforts on being that drop-in annual solution for the next generation of lithium-ion batteries.

That brings us to the 2024 priorities. And our first priority was to increase our lab base, which we were able to do without increasing our rent cost. This expansion is critical as we now need to move from coin cells to pouch cell formations. Pouch cells are widely used in a number of applications that we are pursuing.

In addition to building bigger batteries, we look to scale up our anode material synthesis capabilities and be able to provide our partners with kilograms of material for evaluation this year. At this stage of Endurion, we have an engaged scientific team, strong data, prototypes, and are adding the ability to scale. We couldn't be in a better spot to secure development funding for this initiative, and we will be aggressive in this pursuit and drive to make Endurion a self-sustaining business unit.

Our minimum target for Endurion this year is a 1-amp/hour pouch cell with greater than 350 watt/hours per kilogram of energy density. I'm confident that the continued advancement and energy density results of this Endurion, combined with the merger with Coreoptics, will solidify our partnership and financial goals for this coming year.

Back to you, Matt.

Matthew Kappers^ Great. Thanks, Matt. And I want to speak just a minute about the partnerships.

We are getting unsolicited requests from some of the major players in the battery industry, and what that illustrates is that our technology is becoming a real player in the market, and we're getting the attention, frankly, that I think we deserve. And then the other part with the increased lab space, it does give us the ability to manufacture more of our anode material to fulfill these needs from our partners.

To wrap up the call today, the combination of Coreoptics and the Coretec Group creates a powerful organization. The overlap in customer base, operations, technologies, and personnel will yield strong results. The overall goal is to increase the value of the company by driving further development, revenue growth, and profitability. We're on track to achieve that goal.

We encourage you to sign up for company notifications on our investor website and follow us on social media. As I mentioned earlier, the transcript of this call and presentation will be made available on our website, as well as an 8-K filing in the next few days, as soon as the transcript is available.

On behalf of the Coretec and Coreoptics team, we appreciate you participating in our presentation today. Thank you.

Seonkee Kim^ Thank you.

Operator^ Thank you for your participation. You may now disconnect.